EXHIBIT A

W. E. DONOGHUE & CO., INC. CODE OF ETHICS

1.1

In General

1.1.1    Standards of Business Conduct; “Supervised Persons”

1.1.2

Compliance with Securities Laws is Mandatory

1.1.3    Ethics Requirements Under State Securities Laws

1.2

Reporting Personal Securities Transactions

1.2.1

Who is an Access Person

1.2.2

What are Reportable Securities

1.2.3

What is a Direct or Indirect Beneficial Interest

1.2.4

Holding reports

1.2.5    Transaction reports

1.2.6

Review of Reports

1.2.7    Pre Approvals

1.3

Unethical Trading Practices

1.3.1

Frontrunning/Dumping

1.3.2    Improper Use of Information

1.3.3

Conditioning (Manipulating) the Market

1.3.4

Inducements

1.3.5

Short Term Trading and Market Timing

1.4

Misuse of Material Inside Information

1.5

Other Conduct

1.5.1

New Issue Purchase Restrictions

1.5.2

“Blackout Periods”

1.5.3

Pending Transactions

1.5.4

Public Commentary

1.5.5

Gifts

1.5.6

Service on Boards of Directors, etc.

1.6

Review and Further Actions

1.7

Books and Records

Revised: November, 2009

W. E. DONOGHUE & CO., INC. CODE OF ETHICS

This Code of Ethics is intended to be utilized by all W. E. Donoghue & Co., Inc. personnel in the conduct of W. E. Donoghue & Co., Inc. business.

The Investment Company Act of 1940, the Investment Advisers Act of 1940 and the rules adopted under these Acts prohibit certain investment advisers and “access persons” of these advisers from engaging in fraudulent and manipulative practices with respect to managed investment companies and other clients.

The  rules  also  require  that  each  registered  adviser  adopt  and  promulgate  a  code  of  ethics  designed reasonably  to prevent  “access  persons”  from engaging  in the prohibited  practices.  The code is to be reviewed and approved at least annually by the board of directors of each managed fund and copies of each version are to be preserved for at least five years.

SEC Rule 204A-1 requires every investment adviser registered or required to be registered under  section

203 of the Act to establish, maintain and enforce a written code of ethics that, at a minimum, includes:

1.    A standard (or standards) of business conduct that the adviser requires of each supervised person, which standard must reflect the adviser’s fiduciary obligations and those of its supervised persons;

2.    Provisions requiring the supervised persons to comply with applicable federal securities laws;

3.    Provisions that require all  “access persons” to report, and the firm to review, their personal securities transactions and holdings periodically as provided in the Rule;

4.    Provisions  requiring  supervised  persons  to  report  any  violations  of  the  code  of  ethics promptly  to  the  chief  compliance  officer  or,  provided  the  chief  compliance  officer  also receives reports of all violations, to other persons  designated in the code of ethics; and

5.    Provisions requiring the firm to provide each supervised person with a copy of the code of ethics and any amendments, and requiring the supervised persons to provide the firm with a written acknowledgment of their receipt of the code and any amendments.

“The  Chief  Compliance  Officer  is  responsible  for  overseeing  the  Code  of  Ethics  where  applicable, providing any revisions and implementing its provisions. This oversight shall at a minimum include the following on a regular basis:

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Reviewing Access Persons’ personal securities reports

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Assessing whether Access Persons are following required internal procedures

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Evaluating transactions to identify any prohibited practices

•

Assessing relative performance of personal accounts vs. customer accounts.”

Each employee and associated person must date and sign the Acknowledgment on the last page of this

Code of Ethics and return a copy of the signed Acknowledgment to the CCO.

In addition, each employee or Associated Person must take personal responsibility to report promptly to the Chief Compliance Officer any suspected violations of this Code of Ethics where applicable.

Revised: November, 2009

W. E. Donoghue & Co., Inc. is required to include in Schedule F of Form ADV Part II a reference to this Code of Ethics and that a copy of the Code of Ethics will be delivered to the recipient of Part II ADV upon request addressed to the CCO.

1.1  In General

1.1.1  Standards of Business Conduct ; “Supervised Persons”

Federal and state securities laws and regulations make it clear that registered investment advisers and their employees, have a fiduciary duty to their clients with respect to the advice and management services provided. This is often expressed as the “prudent man rule.”   A fiduciary is to approach his or her client’s affairs with the same prudence as would be used in the management of his or her own. Fiduciaries are expected to place the interests of the client before their own.  Fiduciaries cannot withhold material information from a client that would affect the client’s investment decision.

1.1.2 Compliance With Securities Laws is Mandatory

Federal and state antifraud statutes set forth a number of basic principles which underpin the enforcement of ethical principles in adviser administration.  Thus neither an adviser nor any employee may:

•   Employ any device, scheme or artifice to defraud a client;

•

Make any untrue statement of material fact or material omission in communications to clients or the public; or

•

Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client.

Non- compliance with the provisions of this Code of Ethics where applicable will not be tolerated.

1.1.3 Ethics Requirements Under State Securities Laws

Since W. E. Donoghue & Co., Inc. is registered with the SEC, it will comply with the

Code of Ethics requirements under Rule 204A-1, therefore, this section does not apply.

The  legal  regulatory  structure  does  not  require  every  adviser  to  be  state  registered. However, state “anti-fraud” and ethics laws and regulations continue to apply to each adviser doing business in the state. Accordingly, attention needs to be paid to the ethics requirements of each state where W. E. Donoghue & Co., Inc. is doing business.

State securities administrators have their own code of ethics. In April, 2004 the North American Security Administrators Association (NASAA) updated its Statement of Policy Concerning  Unethical  Business  Practices  of  Investment  Advisers  (Statement).  The Statement is used by a number of state securities administrators in evaluating the ethics of regulated advisers. The Statement identifies a number of specific practices which the state administrators define as unethical:

1.   Recommending to a client to whom supervisory, management or consulting services are  provided  the  purchase,  sale  or  exchange  of  any  security  without  reasonable grounds to believe that the recommendation is suitable for the client on the basis of information  furnished by the client after reasonable inquiry concerning the client's

Revised: November, 2009

investment  objectives,  financial  situation  and  needs,  and  any  other  information known by the investment adviser.

2.   Exercising any discretionary power in placing an order for the purchase or sale of securities for a client without obtaining written discretionary authority from the client within ten (10) business days after the date of the first transaction placed pursuant to oral discretionary authority, unless the discretionary power relates solely to the price at which,  or the time  when,  an order  involving  a definite  amount  of a specified security shall be executed, or both.

3.   Inducing trading in a client's account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account in light of the fact that an adviser in such situations can directly benefit from the number of securities transactions effected in a client's account. The rule appropriately forbids an excessive number of transaction orders to be induced by an adviser for a "customer's account."

4.   Placing an order to purchase or sell a security for the account of a client without authority to do so.

5.   Placing  an  order  to  purchase  or  sell  a security  for  the  account  of  a  client  upon instruction of a third party without first having obtained a written third-party trading authorization from the client.

6.   Borrowing money or securities from a client unless the client is a broker-dealer, an affiliate of the investment adviser, or a financial institution engaged in the business of loaning funds.

7.   Loaning  money  to a client unless  the investment  adviser  is a financial  institution engaged in the business of loaning funds or the client is an affiliate of the investment adviser.

8.   To   misrepresent   to   any   advisory   client,   or   prospective   advisory   client,   the qualifications of the investment adviser or any employee of the investment adviser, or to misrepresent the nature of the advisory services being offered or fees to be charged for such service, or to omit to state a material fact necessary to make the statements made regarding qualifications,  services or fees, in light of the circumstances  under which they are made, not misleading.

9.   Providing a report or recommendation  to any advisory client prepared by someone other than the adviser without disclosing that fact. (This prohibition does not apply to a situation where the adviser uses published research reports or statistical analyses to render  advice  or  where  an  adviser  orders  such  a report  in  the  normal  course  of providing service.)

10. Charging a client an unreasonable advisory fee.

11. Failing to disclose to clients in writing before any advice is rendered any material conflict of interest relating to the adviser or any of its employees which could reasonably be expected to impair the rendering of unbiased and objective advice including:

a.   Compensation  arrangements  connected  with  advisory  services  to  clients which are in addition to compensation  from such clients for such services; and

b.   Charging a client an advisory fee for rendering advice when a commission for executing securities transactions pursuant to such advice will be received by the adviser or its employees.

12. Guaranteeing to a client that a specific result will be achieved (gain or no loss) with advice which will be rendered.

13. Publishing, circulating or distributing any advertisement which does not comply with

Rule 206 (4)-1 under the Investment Advisers Act of 1940.

Revised: November, 2009

14. Disclosing the identity, affairs, or investments of any client unless required by law to do so, or unless consented to by the client.

15. Taking any action, directly or indirectly, with respect to those securities or funds in which  any  client  has  any  beneficial  interest,  where  the  investment  adviser  has custody or possession of such securities or funds when the adviser's action is subject to  and  does  not  comply  with  the  requirements   of  Rule  102(e)(1)-1  and  any subsequent amendments.

1.2        Reporting Personal Securities Transactions

The SEC Rules require reporting and monitoring of the investment activities of the firm’s employees.  When  investment  advisory  personnel  invest  for  their  own  accounts,  conflicts  of interest may arise between the client’s and the employee's interests. The reporting regulations are designed to deter problem activity and to create a “level playing field.”

W. E. Donoghue & Co., Inc. must maintain a record of all transactions in Reportable Securities in which an Access Person has a “direct or indirect beneficial interest.” (See Section 1.2.3)

1.2.1     Who is an “Access Person”

An Access Person is any person supervised by W. E. Donoghue & Co., Inc.

•

who has access to nonpublic information regarding any client’s purchase or sale of securities, or information  regarding the portfolio holdings of any Reportable  Fund (see below); or

•

who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

1.2.2    What are “Reportable Securities”

Reportable  Securities  are  all  securities  as  defined  in  Section  202(a)(18)  of  the  Act, including listed and unlisted securities, private transactions (which include private placements, non-public stock or warrants), EXCEPT:

•   direct obligations of the united States Government;

•

bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments including repurchase agreements;

•   shares issued by money market funds

•   mutual funds other than “Reportable Funds” (e.g., unit investment trust )

Reportable Funds include all funds for which W. E. Donoghue & Co., Inc. serves as investment adviser and any fund whose investment adviser controls, is controlled by or is under common control with, W. E. Donoghue & Co., Inc..

1.2.3    What is a “Direct or Indirect Beneficial Interest”

A Direct or Indirect Beneficial Interest is any direct ownership or an indirect pecuniary interest through any contract, arrangement, understanding, relationship or otherwise, including immediate family members (person who is supported directly or indirectly to a material extent by such person), partners in a partnership or beneficiaries of a trust. The term pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Reportable Securities.

Revised: November, 2009

1.2.4     Holding Reports

Each  Access  Person  must  submit  to  the Chief  Compliance  Officer  a signed  Holding Report (See Forms Section), within ten (10) days of the date the person becomes an Access Person AND annually at least once in each subsequent 12 month period.

The Holding Report must be signed and personally delivered or mailed to the Chief Compliance  Officer.  All  Holding  Reports  will  be  held  in  confidence  by  the  Chief Compliance Officer in a secure location, subject to review requirements by authorized officers of W. E. Donoghue & Co., Inc.. Each Holding Report shall contain the following information,  current  within  not more  than  45 days  of the date  the person  became  an Access Person or the date of the Report as the case may be, for each Reportable Security in which the Access Person has a Direct or Indirect Beneficial Interest:

•   title, exchange ticker or CUSIP number of the security involved;

•   number of shares or principal amount and dollar value of purchase;

•   date of acquisition;

•   nature of the acquisition (purchase or other);

•   nature of the interest ( direct or indirect and how held );

•   price at which effected;

•

name of each broker dealer or bank where the person maintains an account or where the securities are held.

•   date of the report.

Copies  of  brokerage  account  statements  containing  the  above  data  will  satisfy  these requirements.

1.2.5     Transaction Reports

Each Access Person must submit to the Chief Compliance Officer a signed Transaction Report,  (see  Forms  Section)  within  thirty  (30)  days  of  the  end  of  each  calendar quarter, containing the following information with respect to each transaction during the quarter involving a reportable security in which the Access Person acquired a “direct or indirect beneficial interest:

•   title, exchange ticker or CUSIP number of the security involved;

•   number of shares or principal amount and dollar value of purchase;

•   nature of transaction ( purchase, sale, other type of acquisition, etc );

•   price of the security;

•

name  of  the  broker,  dealer  or  bank  with  or  through  which  the  transaction  was effected;

•   nature of ownership ( direct or indirect and how held );

•   date of the transaction;

•   date of the report; and

•   copies of all confirmations.

Copies  of  brokerage  account  statements  containing  the  above  data  will  satisfy  these requirements.

Revised: November, 2009

Exceptions from Reporting Requirements.   W. E. Donoghue & Co., Inc. does not require reports with respect to the following:

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any reports for securities in accounts over which the Access Person has no direct or indirect influence or control;

•   transaction reports for transactions pursuant to automatic investment plans;

•

transaction  reports  which  would  duplicate  information  contained  in  broker  trade confirmations or account statements already held in W. E. Donoghue & Co., Inc.’s records as long as the confirmations or statements are received by W. E. Donoghue & Co., Inc. no later than 30 days after the end of the applicable calendar quarter;

•   one-person advisor firms

1.2.6     Review of Reports

Upon receipt of each Holding Report or Transaction Report the Chief Compliance Officer will review it to determine whether or not there are any questions about the contents, including the security(ies) referenced, size, timing or other aspects of the holding or transaction that require further inquiry. Reports requiring no further inquiry are initialed and filed. Those requiring further inquiry will be the subject of “follow up” with the individual(s)  involved  and  appropriate  further  action  will  be  taken,  if  necessary,  as described below.

1.2.7   Pre Approvals

W. E. Donoghue & Co., Inc. requires that each Access Person obtain pre-approval in writing from the Chief Compliance Officer before he or she acquires direct or indirect  beneficial  ownership  of any security  in an initial public offering  or in a limited offering.

W. E. Donoghue & Co., Inc. also requires that each Access Person obtain pre-approval from  the  Chief  Compliance  Officer  before  opening  any  brokerage  account.  W.  E. Donoghue & Co., Inc. may restrict the number of accounts or the broker dealers with whom accounts may be opened.

1.3

Unethical Trading Practices

The following practices are universally regarded as violations of SEC and/or state regulations and are subject to severe penalties if discovered:

1.3.1     Frontrunning/Dumping

Purchasing or selling a security (including a mutual fund) in a personal account before purchasing  or selling that security in a client account;  OR purchasing  or selling with advance  knowledge  of, and  before,  corresponding  purchases  or sales  in portfolios  of mutual funds owned by clients. In both cases, acting to obtain a more favorable price for a personal account than may be later available.

Revised: November, 2009

1.3.2     Improper Use of Information

Generally using economic, market or other investment information obtained by virtue of one’s  position  with the adviser  to advance  a personal  interest.  SEE  ALSO  BELOW: “Inside Information”.

1.3.3     Conditioning ( Manipulating) the Market

Utilizing one’s position or influence with a fund or clients to induce purchases or sales by these persons or entities of thinly traded securities in anticipation of profit from timed personal sales or purchases of these same securities.

1.3.4     Inducements

The receipt of inducements or other benefits, including warrants or cash, from sponsors or others in return for selling or recommending certain mutual funds or other securities.

1.3.5   Short Term Trading and Market Timing

W. E. Donoghue & Co., Inc. prohibits Short Term Trading and Market Timing by Access Persons. “Short Term Trading” is the practice of purchasing and selling the same security and/or the options or convertibles in a security within a short period of time.. The length of the time period can vary from as short as a single trading day to a period of weeks, depending on the volatility of the security, use of margin, discount transaction costs or methods, etc. “Market Timing” is the practice of placing purchase and sales orders in the same security or a related security in different markets in order to take advantage of price differentials.  Transactions which have as their apparent purpose the obtaining of a short term trading and/or a market timing advantage will be regarded as a violation of W. E. Donoghue & Co., Inc.’s Code of Ethics where applicable and dealt with severely. Persons who have engaged in these transactions may be subject to the requirement that they give up any profits obtained or otherwise subjected to disciplinary action.

1.4

Misuse of Material Inside Information

Material Inside Information is information:

•   Not generally available to the public,

•

About which the public has not had a reasonable opportunity to make an investment decision,

•

Communicated  in breach  of a fiduciary  duty owed by employee  or person  under contract or professional relationship,

•   OR misappropriated from such a person,

•

With   “Substantial   likelihood”   that   a  reasonable   investor   would   consider   the information  to  be  important  in  making  investment  decision  (likely  to  have  a substantial effect on the price of the company’s stock).

Examples of Material Inside Information

•

Special briefing information provided to analysts and other securities professionals by company officials in the course of dealings with the investment community;

Revised: November, 2009

•   Plan to change fund manager;

•   Plan to purchase or sell specific securities by fund;

•   Alteration in manager or fund philosophy or strategy;

•   Merger, tender offer, joint venture or other acquisition or similar transaction ;

•   Stock split or stock dividend or other change in dividend practice;

•   Significant earnings change;

•   Litigation;

•   Default in a debt obligation or a missed or changed dividend;

•

Sale or redemption  of securities  or change in ownership  of a significant  block of securities; or

•   Change in major product, customer or supplier.

Employees of W. E. Donoghue & Co., Inc. are absolutely prohibited from involving themselves in any way in any securities transaction undertaken with knowledge of material nonpublic information. The law absolutely requires that an adviser and any Associated Person refrain from any “Personal Securities Transactions” until the material nonpublic information becomes public. Persons who are found to have abused the insider trading rules are subject to severe penalties, including loss of license, fines and damages.

Should an employee acquire such information he or she should not share it with any unauthorized person.  Do  not  just  stand  by  and  watch  someone  else  do  it.  Your  knowledge  amounts  to participation and you could be drawn into a serious situation if you know about it and take no action. On a confidential basis, the Chief Compliance Officer will always be able to talk with you and/or the persons involved and can often act to avert trouble before it starts.

Rules and procedures  for handling situations  involving material nonpublic information  are set forth in the Compliance and Procedures Manual. If in doubt, consult with the Chief Compliance Officer.

1.5      Other Conduct

In addition to the “insider trading” rules and reporting personal securities transactions, Access Persons must observe specific substantive restrictions, as follows:

1.5.1     New Issue Purchase Restrictions

No  purchasing  initial  public  offerings  or  private  placements  without  prior  written approval of the Chief Compliance Officer.

1.5.2     “Blackout Periods”

No purchasing of initial public offerings during the blackout period specified by the W. E. Donoghue & Co., Inc. or otherwise by regulation, without prior written approval of the Chief Compliance Officer.

1.5.3   Pending Transactions

No personal trades in a security during a pending “buy” or “sell” order in that security for a client.

Revised: November, 2009

1.5.4     Public Commentary

Care should be taken in writing and publishing newsletters, analyses and other public commentary on markets, funds and other securities not to place the employee or the Company  in  a  situation  where  a  recommendation  to  buy  or  sell  could  be  seen  as conferring a personal benefit. If in any doubt, check with the Chief Compliance Officer.

1.5.5     Gifts

Gifts,  trips,  perks  from  sponsors  or  other  persons  doing  business  (other  than  the occasional meal or memento) should be refused (if in doubt consult with the Chief Compliance Officer).

1.5.6     Service on Boards of Directors, etc.

Service as a director or trustee of a public company or entity involved in the investment process  should  be  avoided  where  “conflict  of  interest”  issues  might  arise.  Persons associated with W. E. Donoghue & Co., Inc. are required to notify the Chief Compliance Officer in writing and receive written permission  prior to becoming  a member of any board or a trustee of any entity.

1.6   Review and Further Action

W. E. Donoghue & Co., Inc. takes its responsibilities seriously to review employee activities to detect and deter conduct which is, or could become, a violation of this Code of Ethics where applicable. All employees are required to report any suspected violations of this Code to the Chief Compliance Officer. Employees should know that they may be asked to explain, informally or otherwise, their conduct or documentation with which they are associated. If further investigation reveals a problem W. E. Donoghue & Co., Inc. may take further action, including placing the individual(s) involved under heightened supervision or restrictions, imposing internal penalties including canceling an improper employee securities trade disgorgement of ill-gotten profits or, in extreme cases, suspension or dismissal.

In certain cases the existence of violations may need to be disclosed to the SEC and/or state authorities  with  the  consequent  requirement  that  Form  ADV  be  amended  as  well  as  the CRD/IARD registrations on Form U-4 of the individuals involved. Corrective action may, in addition, involve unwinding improper client trades and other remedial action to make the client whole.

1.7   Books and Records

W.  E.  Donoghue  &  Co.,  Inc.  is  required  to  maintain  books  and  records  related  to  the implementation  of this Code of Ethics, in accordance with the provisions of SEC Rule 204-2. These include the following:

Documents

Person(s) Responsible

•

Access Person listings

CCO

•

Receipts and Acknowledgments of this Code of Ethics

CCO

•

Holding Reports and actions taken

CCO

Revised: November, 2009

•

Transaction Reports and actions taken

CCO

•

Dated copies of this Code of Ethics  and amendments

CCO

•

Documentation of any investigations, actions and remedies

CCO

ACKNOWLEDGMENT

I have  read  the  above  W.  E.  Donoghue  &  Co.,  Inc.  Code  of Ethics  and  agree  to  comply  with  the provisions contained therein.

Signature

Date

Name Printed

Revised: November, 2009